Exhibit (c)(3)

Confidential – September 17, 2003

Valuation Update

PROJECT MUSTANG

September 2003

Confidential – September 17, 2003

TABLE OF CONTENTS

Company Update

Valuation Summary

Discounted Cash Flow Analysis

Comparable Trading Analysis

Comparable Transaction Analysis

Purchase Price Premium Analysis

i

Confidential – September 17, 2003

COMPANY UPDATE

Confidential – September 17, 2003

COMPANY UPDATE

Revised Projections as of September 17, 2003

	Actual	LTM	Actual Qtr. Ending		Proj. Qtr. Ending		Projected Year Ending December 31,
	2002	6/30/03	3/31/03	6/30/03	9/30/03	12/31/03	2003	2004	2005	2006	2007	2008	2009

Net Revenues	$103.8	$77.4	$16.2	$10.8	$18.5	$29.6	$75.1	$86.4	$96.4	$101.2	$106.2	$111.5	$117.1
Total Cost of Sales	54.2	41.1	8.7	7.3	8.2	11.4	35.7	38.3	42.7	43.5	45.7	48.0	50.4
Gross Profit	49.6	36.3	7.5	3.4	10.3	18.1	39.4	48.1	53.7	57.7	60.6	63.6	66.8
Depreciation & Amortization	6.0	2.3	0.9	0.9	0.7	0.7	3.3	3.4	3.8	3.8	3.8	3.8	3.8
Total Operating Expenses (incl. D&A)	51.8	44.5	12.5	9.6	7.2	9.3	38.6	43.2	46.8	49.2	51.6	54.2	56.9
EBIT	(2.2)	(8.2)	(5.0)	(6.2)	3.2	8.8	0.8	4.9	6.8	8.5	8.9	9.4	9.8
Net Interest/Other Expense (Income)	(0.3)	(0.5)	(0.1)	(0.1)	(0.1)	(0.1)	(0.5)	(0.6)	(0.8)	(1.2)	(1.5)	(1.7)	(1.9)
Pre-Tax Income	(2.0)	(7.8)	(4.8)	(6.0)	3.3	8.9	1.3	5.5	7.6	9.7	10.4	11.1	11.7
Total Tax (Benefit)/Expense	(0.9)	(3.1)	(1.9)	(2.4)	1.4	3.6	0.6	2.3	3.2	4.0	4.3	4.6	4.9
Extraordinary Gain / (Loss)	—	0.3	0.3	—	—	—	0.3	—	—	—	—	—	—
Net Income	$(1.1)	$(4.3)	$(2.6)	$(3.6)	$2.0	$5.2	$1.0	$3.2	$4.5	$5.7	$6.1	$6.5	$6.9
Basic Shares (000s)	13.225	13.226	13.225	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226
EPS	$(0.08)	$(0.32)	$(0.19)	$(0.27)	$0.15	$0.40	$0.08	$0.24	$0.34	$0.43	$0.46	$0.49	$0.52

EBITDA	$3.7	$(6.0)	$(4.0)	$(5.2)	$3.9	$9.5	$4.1	$8.3	$10.6	$12.3	$12.7	$13.2	$13.6
CAPEX	1.5	1.1	0.3	0.1	0.0	0.0	0.5	1.2	1.2	3.0	3.0	3.5	3.5
Free Cash Flow(1)	2.2	(7.1)	(4.4)	(5.3)	3.8	9.5	3.7	7.1	9.4	9.3	9.7	9.7	10.1

Source: Company Management.

(1) Free Cash Flow defined as EBITDA less CAPEX.

Confidential – September 17, 2003

COMPANY UPDATE

Summary of Capitalization

	June 30, 2003
	Book Value	Market Price (1)	Market Value
	$		$

Cash
Cash and Cash Equivalents	$20.4		$20.4
Restricted Cash	—		—
Total Cash	$20.4		$20.4
Debt
Bank Line of Credit	$—		$—
Convertible Notes Payable to Related Party (2)	—		—
Total Debt	—		—
Stockholders’ Equity	57.8	$2.31	30.6
Total Capitalization	$57.8		$30.6

(1) Market price as of September 16, 2003.

(2) Convertible Notes Payable to Related Party were repaid in October 2002.

Confidential – September 17, 2003

COMPANY UPDATE

Mustang Price / Volume Graph Since January 1, 2002

Confidential – September 17, 2003

COMPANY UPDATE

Basis of Current Owners:  January 1, 2002 - Present

•                  It appears the majority of Mustang’s current owners have a basis in the $2.00 to $3.20 range.

Confidential – September 17, 2003

VALUATION SUMMARY

Confidential – September 17, 2003

VALUATION SUMMARY

Overview

•                  We considered the following valuation techniques

•                  Discounted cash flow analysis

•                  Selected comparable trading multiples

•                  Selected comparable transaction multiples

•                  Purchase price premium analysis

•                  Six-year discounted cash flow analysis

•                  Free cash flow generated through remainder of TK’s existing royalty agreement

•                  Annual output range: 10-12 studio works

•                  Royalty agreement expires in approximately five years (2008)

•                  Terminal value based on value of ongoing business beyond 2008

•                  Applied a multiple of cash flow to 2009 EBITDA

•                  Four scenarios modeled for ongoing business beyond 2008 and assigned probabilities based on Jefferies’ preliminary opinion of likelihood

•                  Comparable company and transaction analysis is complicated by a lack of truly similar companies

•                  The universe was expanded to include companies of comparable brand awareness, manufacturing / production capabilities and artist royalty arrangements

•                  Purchase price premium analysis for comparable transactions since July 1, 2002

Confidential – September 17, 2003

VALUATION SUMMARY

Enterprise Value Range(1)

($ in Millions)

(1) For Trading: 2003E and 2004E EBITDA and Transaction: 2003E EBITDA, range is defined as the median equity value per the analyses plus or minus 10%.  For purchase price premium, price range based on median premium of final price offered to price 4 weeks prior to announcement for cash only transactions.

(2) For comparable transaction analysis, we have applied the comparable transaction multiple for trailing twelve months results to forward projections of the Company due to the Company’s negative trailing twelve months EBITDA and net income.  Assuming that on average, the targets in the transaction comps had growing operating results, the transaction value as a multiple of their forward results would be less than that of their trailing twelve months results.  Therefore, applying a trailing multiple (which, assuming growing operating results, would be higher than a forward multiple) to forward results may produce higher values than would otherwise have resulted.

Confidential – September 17, 2003

VALUATION SUMMARY

Price Per Share Range(1)

(1) For Trading: 2003E and 2004E EBITDA and Transaction: 2003E EBITDA, range is defined as the median equity value per the analyses plus or minus 10%.  For purchase price premium, price range based on median premium of final price offered to price 4 weeks prior to announcement for cash only transactions.

(2) For comparable transaction analysis, we have applied the comparable transaction multiple for trailing twelve months results to forward projections of the Company due to the Company’s negative trailing twelve months EBITDA and net income.  Assuming that on average, the targets in the transaction comps had growing operating results, the transaction value as a multiple of their forward results would be less than that of their trailing twelve months results.  Therefore, applying a trailing multiple (which, assuming growing operating results, would be higher than a forward multiple) to forward results may produce higher values than would otherwise have resulted.

Confidential – September 17, 2003

VALUATION SUMMARY

Purchase Price Ratio Analysis

g($ in Millions, except per share data)

	Current Price	Offer Price per Share
Share Price	$2.31	$3.50	$3.60	$3.70	$3.80	$3.90	$4.00	$4.10	$4.20
Premium	0.0	51.5	55.8	60.2	64.5	68.8	73.2	77.5	81.8

Nominal Shares Outstanding	13.2	13.2	13.2	13.2	13.2	13.2	13.2	13.2	13.2
Options (per Treasury Stock Method)	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.1	0.1
Total Shares Outstanding	13.2	13.3	13.3	13.3	13.3	13.3	13.3	13.3	13.3
Equity Value	30.6	46.4	47.8	49.2	50.5	51.9	53.3	54.6	56.0
Net Debt (as of 6/30/03)	$(20.4)	$(20.4)	$(20.4)	$(20.4)	$(20.4)	$(20.4)	$(20.4)	$(20.4)	$(20.4)

Equity Value as a Multiple of:	Operating Results
EPS (1)
LTM	$(0.36)	NM		NM		NM		NM		NM		NM		NM		NM		NM
FY2003E	$0.05	44.7	x	67.7	x	69.6	x	71.6	x	73.5	x	75.4	x	77.4	x	79.3	x	81.2	x
FY2004E	$0.24	9.4	x	14.3	x	14.7	x	15.1	x	15.5	x	15.9	x	16.3	x	16.8	x	17.2	x

Transaction Value as a Multiple of:
Revenue
LTM	$77.4	0.13	x	0.34	x	0.35	x	0.37	x	0.39	x	0.41	x	0.42	x	0.44	x	0.46	x
FY2003E	$75.1	0.13	x	0.35	x	0.36	x	0.38	x	0.40	x	0.42	x	0.44	x	0.46	x	0.47	x
FY2004E	$86.4	0.12	x	0.30	x	0.32	x	0.33	x	0.35	x	0.36	x	0.38	x	0.40	x	0.41	x
EBITDA
LTM	$(6.0)	NM		NM		NM		NM		NM		NM		NM		NM		NM
FY2003E	$4.1	2.4	x	6.3	x	6.6	x	7.0	x	7.3	x	7.6	x	8.0	x	8.3	x	8.6	x
FY2004E	$8.3	1.2	x	3.1	x	3.3	x	3.5	x	3.6	x	3.8	x	3.9	x	4.1	x	4.3	x

(1) Excludes gain on sales of Company-owned stores, gain on disposition of fixed assets, and tax benefits from closure of subsidiary, net of 40% assumed tax rate where applicable.

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Overview

•      The Discounted Cash Flow Analysis calculates the net present value of Mustang’s future free cash flow and terminal value

•      For our purposes we took the present value of the cash flow generated from Q4 2003 - 2008

•      The free cash flow generated through 2008 reflects TK’s existing royalty agreement

•      Four scenarios were modeled for the ongoing business beyond 2008 for purposes of calculating a terminal value

	Scenario 1	Scenario 2	Scenario 3	Scenario 4

Description:	Status quo. TK renews royalty agreement in 2008 with Mustang at terms that mirror the existing contract.	TK renews royalty agreement in 2008 with Mustang at higher terms.	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork (50% decrease in product sales, freight and other revenues; no	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork and the reduced customer traffic thus impacting sales of previously produced products.
change to licensing).

Terms of New Contract (2009)

Term:	10 years	10 years	NA	NA

Royalty:	5.0% of new revenues	12.5% of new revenues	NA	NA

Projections ($ in millions)

2003E – 2008E	Status quo	Status quo	Status quo	Status quo
2009E +	Status quo	Status quo except for royalty fees	50% decrease in certain revenues	60% decrease in all revenues
2009E Revenue	$117.1	$117.1	$65.4	$44.6
2009E EBITDA	$13.6	$9.9	$9.4	$7.5

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Overview (cont'd.)

($ in Millions)

•                  The terminal value in 2008 is derived by applying a multiple of cash flow to 2009E EBITDA

•                  The following tables outline the potential terminal values based on scenarios 1 through 4 at various multiples and discount rates:

	Multiple of 2009E EBITDA ($ 13.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$32.7	$36.0	$39.2	$42.5	$45.8
16.25%	30.9	34.0	37.1	40.2	43.3
17.50%	29.2	32.1	35.1	38.0	40.9
18.75%	27.6	30.4	33.2	35.9	38.7
20.00%	26.2	28.8	31.4	34.0	36.6

	Multiple of 2009E EBITDA ($ 9.9 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$23.8	$26.1	$28.5	$30.9	$33.3
16.25%	22.4	24.7	26.9	29.2	31.4
17.50%	21.2	23.3	25.5	27.6	29.7
18.75%	20.1	22.1	24.1	26.1	28.1
20.00%	19.0	20.9	22.8	24.7	26.6

	Multiple of 2009E EBITDA ($ 9.4 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$13.5	$15.7	$18.0	$20.2	$22.5
16.25%	12.7	14.9	17.0	19.1	21.2
17.50%	12.1	14.1	16.1	18.1	20.1
18.75%	11.4	13.3	15.2	17.1	19.0
20.00%	10.8	12.6	14.4	16.2	18.0

	Multiple of 2009E EBITDA ($ 7.5 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$10.9	$12.7	$14.5	$16.3	$18.1
16.25%	10.3	12.0	13.7	15.4	17.1
17.50%	9.7	11.3	12.9	14.5	16.2
18.75%	9.2	10.7	12.2	13.8	15.3
20.00%	8.7	10.1	11.6	13.0	14.5

•                  The discount rate assumed is based on the Company’s weighted average cost of capital, calculated at 14.1%

•                  The weighted average cost of capital for the comparable company universe ranges from 9.6% - 13.0%

•                  A premium to the Company’s WACC was applied in order to develop a discount rate range due to the following considerations:

(i)                          Projection variance

(ii)                       Unpredictable nature of creative resources

(iii)                    Dependence on single vendor of product

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 1

	Projected FYE December 31,
	Q4’03	2004	2005	2006	2007	2008	2009
Revenue	$29.6	$86.4	$96.4	$101.2	$106.2	$111.5	$117.1
EBITDA	9.5	8.3	10.6	12.3	12.7	13.2	13.6
Less: Depreciation and Amortization	(0.7)	(3.4)	(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
EBIT	8.8	4.9	6.8	8.5	8.9	9.4	9.8
Less: Taxes @ 41.5% (2004 onward)	(3.6)	(2.0)	(2.8)	(3.5)	(3.7)	(3.9)	(4.1)
Unlevered Net Income	5.1	2.9	4.0	5.0	5.2	5.5	5.8
Plus: Depreciation & Amortization	0.7	3.4	3.8	3.8	3.8	3.8	3.8
Less: Capital Expenditures	(0.0)	(1.2)	(1.2)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(3.3)	(0.3)	5.8	7.7	3.2	2.2	(0.4)

Unlevered Free Cash Flow	$2.5	$4.8	$12.3	$13.5	$9.2	$8.0	$5.6

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(Q4’03E-2008E)	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x
15.00%	$32.9	$32.7	$36.0	$39.2	$42.5	$45.8	$65.6	$68.9	$72.2	$75.4	$78.7
16.25%	31.9	30.9	34.0	37.1	40.2	43.3	62.8	65.9	69.0	72.1	75.2
17.50%	31.0	29.2	32.1	35.1	38.0	40.9	60.2	63.1	66.0	68.9	71.8
18.75%	30.0	27.6	30.4	33.2	35.9	38.7	57.7	60.4	63.2	66.0	68.7
20.00%	29.2	26.2	28.8	31.4	34.0	36.6	55.3	57.9	60.5	63.2	65.8

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	9/30/2003E	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(19.1)	$84.7	$88.0	$91.3	$94.5	$97.8	$6.27	$6.51	$6.75	$6.98	$7.22
16.25%	(19.1)	81.9	85.0	88.1	91.2	94.3	6.07	6.29	6.52	6.74	6.96
17.50%	(19.1)	79.2	82.2	85.1	88.0	90.9	5.88	6.09	6.30	6.51	6.72
18.75%	(19.1)	76.7	79.5	82.3	85.0	87.8	5.70	5.90	6.10	6.30	6.50
20.00%	(19.1)	74.4	77.0	79.6	82.2	84.8	5.53	5.72	5.91	6.10	6.28

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 2

	Projected FYE December 31,
	Q4’03	2004	2005	2006	2007	2008	2009
Revenue	$29.6	$86.4	$96.4	$101.2	$106.2	$111.5	$117.1
EBITDA	9.5	8.3	10.6	12.3	12.7	13.2	9.9
Less: Depreciation and Amortization	(0.7)	(3.4)	(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
EBIT	8.8	4.9	6.8	8.5	8.9	9.4	6.1
Less: Taxes @ 41.5% (2004 onward)	(3.6)	(2.0)	(2.8)	(3.5)	(3.7)	(3.9)	(2.5)
Unlevered Net Income	5.1	2.9	4.0	5.0	5.2	5.5	3.6
Plus: Depreciation & Amortization	0.7	3.4	3.8	3.8	3.8	3.8	3.8
Less: Capital Expenditures	(0.0)	(1.2)	(1.2)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(3.3)	(0.3)	5.8	7.7	3.2	2.2	(2.0)

Unlevered Free Cash Flow	$2.5	$4.8	$12.3	$13.5	$9.2	$8.0	$1.9

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(Q4’03E-2008E)	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x
15.00%	$32.9	$23.8	$26.1	$28.5	$30.9	$33.3	$56.7	$59.1	$61.4	$63.8	$66.2
16.25%	31.9	22.4	24.7	26.9	29.2	31.4	54.4	56.6	58.8	61.1	63.3
17.50%	31.0	21.2	23.3	25.5	27.6	29.7	52.2	54.3	56.4	58.5	60.7
18.75%	30.0	20.1	22.1	24.1	26.1	28.1	50.1	52.1	54.1	56.1	58.1
20.00%	29.2	19.0	20.9	22.8	24.7	26.6	48.2	50.1	51.9	53.8	55.7

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	9/30/2003E	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(19.1)	$75.8	$78.1	$80.5	$82.9	$85.3	$5.63	$5.80	$5.97	$6.14	$6.31
16.25%	(19.1)	73.4	75.7	77.9	80.2	82.4	5.46	5.62	5.79	5.95	6.11
17.50%	(19.1)	71.2	73.4	75.5	77.6	79.7	5.30	5.46	5.61	5.76	5.92
18.75%	(19.1)	69.2	71.2	73.2	75.2	77.2	5.15	5.30	5.44	5.59	5.73
20.00%	(19.1)	67.2	69.1	71.0	72.9	74.8	5.01	5.15	5.29	5.42	5.56

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 3

	Projected FYE December 31,
	Q4’03	2004	2005	2006	2007	2008	2009
Revenue	$29.6	$86.4	$96.4	$101.2	$106.2	$111.5	$65.4
EBITDA	9.5	8.3	10.6	12.3	12.7	13.2	9.4
Less: Depreciation and Amortization	(0.7)	(3.4)	(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
EBIT	8.8	4.9	6.8	8.5	8.9	9.4	5.6
Less: Taxes @ 41.5% (2004 onward)	(3.6)	(2.0)	(2.8)	(3.5)	(3.7)	(3.9)	(2.3)
Unlevered Net Income	5.1	2.9	4.0	5.0	5.2	5.5	3.3
Plus: Depreciation & Amortization	0.7	3.4	3.8	3.8	3.8	3.8	3.8
Less: Capital Expenditures	(0.0)	(1.2)	(1.2)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(3.3)	(0.3)	5.8	7.7	3.2	2.2	5.6

Unlevered Free Cash Flow	$2.5	$4.8	$12.3	$13.5	$9.2	$8.0	$9.1

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(Q4’03E-2008E)	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x
15.00%	$32.9	$13.5	$15.7	$18.0	$20.2	$22.5	$46.4	$48.7	$50.9	$53.2	$55.4
16.25%	31.9	12.7	14.9	17.0	19.1	21.2	44.7	46.8	48.9	51.0	53.2
17.50%	31.0	12.1	14.1	16.1	18.1	20.1	43.0	45.0	47.0	49.0	51.0
18.75%	30.0	11.4	13.3	15.2	17.1	19.0	41.4	43.3	45.2	47.1	49.0
20.00%	29.2	10.8	12.6	14.4	16.2	18.0	39.9	41.7	43.5	45.3	47.1

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	9/30/2003E	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(19.1)	$65.5	$67.8	$70.0	$72.3	$74.5	$4.89	$5.05	$5.21	$5.38	$5.54
16.25%	(19.1)	63.7	65.9	68.0	70.1	72.2	4.76	4.92	5.07	5.22	5.38
17.50%	(19.1)	62.1	64.1	66.1	68.1	70.1	4.64	4.79	4.93	5.08	5.22
18.75%	(19.1)	60.5	62.4	64.3	66.2	68.1	4.53	4.67	4.80	4.94	5.08
20.00%	(19.1)	59.0	60.8	62.6	64.4	66.2	4.42	4.55	4.68	4.81	4.94

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 4

	Projected FYE December 31,
	Q4’03	2004	2005	2006	2007	2008	2009
Revenue	$29.6	$86.4	$96.4	$101.2	$106.2	$111.5	$44.6
EBITDA	9.5	8.3	10.6	12.3	12.7	13.2	7.5
Less: Depreciation and Amortization	(0.7)	(3.4)	(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
EBIT	8.8	4.9	6.8	8.5	8.9	9.4	3.7
Less: Taxes @ 41.5% (2004 onward)	(3.6)	(2.0)	(2.8)	(3.5)	(3.7)	(3.9)	(1.6)
Unlevered Net Income	5.1	2.9	4.0	5.0	5.2	5.5	2.2
Plus: Depreciation & Amortization	0.7	3.4	3.8	3.8	3.8	3.8	3.8
Less: Capital Expenditures	(0.0)	(1.2)	(1.2)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(3.3)	(0.3)	5.8	7.7	3.2	2.2	5.9

Unlevered Free Cash Flow	$2.5	$4.8	$12.3	$13.5	$9.2	$8.0	$8.4

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(Q4’03E-2008E)	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x
15.00%	$32.9	$10.9	$12.7	$14.5	$16.3	$18.1	$43.8	$45.6	$47.4	$49.2	$51.0
16.25%	31.9	10.3	12.0	13.7	15.4	17.1	42.2	43.9	45.6	47.3	49.0
17.50%	31.0	9.7	11.3	12.9	14.5	16.2	40.7	42.3	43.9	45.5	47.1
18.75%	30.0	9.2	10.7	12.2	13.8	15.3	39.2	40.7	42.3	43.8	45.3
20.00%	29.2	8.7	10.1	11.6	13.0	14.5	37.8	39.3	40.7	42.2	43.6

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	9/30/2003E	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(19.1)	$62.9	$64.7	$66.5	$68.3	$70.1	$4.70	$4.83	$4.96	$5.09	$5.22
16.25%	(19.1)	61.3	63.0	64.7	66.4	68.1	4.58	4.71	4.83	4.95	5.08
17.50%	(19.1)	59.7	61.3	63.0	64.6	66.2	4.47	4.59	4.71	4.82	4.94
18.75%	(19.1)	58.3	59.8	61.3	62.9	64.4	4.37	4.48	4.59	4.70	4.81
20.00%	(19.1)	56.9	58.4	59.8	61.3	62.7	4.27	4.37	4.48	4.58	4.69

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis

•                  The following tables outline the per share equity values corresponding to scenarios 1 through 4:

	Multiple of 2009E EBITDA ($ 13.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$6.27	$6.51	$6.75	$6.98	$7.22
16.25%	6.07	6.29	6.52	6.74	6.96
17.50%	5.88	6.09	6.30	6.51	6.72
18.75%	5.70	5.90	6.10	6.30	6.50
20.00%	5.53	5.72	5.91	6.10	6.28

	Multiple of 2009E EBITDA ($ 9.9 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$5.63	$5.80	$5.97	$6.14	$6.31
16.25%	5.46	5.62	5.79	5.95	6.11
17.50%	5.30	5.46	5.61	5.76	5.92
18.75%	5.15	5.30	5.44	5.59	5.73
20.00%	5.01	5.15	5.29	5.42	5.56

	Multiple of 2009E EBITDA ($ 9.4 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.89	$5.05	$5.21	$5.38	$5.54
16.25%	4.76	4.92	5.07	5.22	5.38
17.50%	4.64	4.79	4.93	5.08	5.22
18.75%	4.53	4.67	4.80	4.94	5.08
20.00%	4.42	4.55	4.68	4.81	4.94

	Multiple of 2009E EBITDA ($ 7.5 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.70	$4.83	$4.96	$5.09	$5.22
16.25%	4.58	4.71	4.83	4.95	5.08
17.50%	4.47	4.59	4.71	4.82	4.94
18.75%	4.37	4.48	4.59	4.70	4.81
20.00%	4.27	4.37	4.48	4.58	4.69

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis (cont'd.)

($ in Millions, except per share values)

•      Jefferies based the following probabilities of each of scenarios 1 through 4 on conversations with Management and TK:

	Scenario
	1	2	3	4
Probability	5.0%	50.0%	25.0%	(20.0)%

•      These probabilities result in the following enterprise values for Mustang:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$52.0	$54.3	$56.5	$58.8	$61.1
16.25%	49.9	52.1	54.2	56.4	58.5
17.50%	48.0	50.0	52.0	54.1	56.1
18.75%	46.1	48.1	50.0	51.9	53.8
20.00%	44.4	46.2	48.0	49.9	51.7

•      Which equate to the following range of values per share:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$5.29	$5.45	$5.62	$5.78	$5.95
16.25%	5.14	5.30	5.45	5.61	5.76
17.50%	5.00	5.15	5.29	5.44	5.59
18.75%	4.87	5.01	5.15	5.28	5.42
20.00%	4.74	4.87	5.01	5.14	5.27

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Sensitivity Analysis

($ in Millions, except per share values)

•                  We reviewed four scenarios where revenue projections were decreased by 10%, 15%, 20% and 25% to measure the effect on the per share value resultant from the discounted cash flow analysis

•                  Cost of goods sold, selling and marketing expenses were assumed to be variable expenses and were calculated as a percentage of discounted revenue

•                  General and administrative expenses were assumed to be fixed expenses and were held constant regardless of the revenue discount

10% Discount to Projections

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$4.60	$4.73	$4.86	$4.98	$5.11
16.25%	4.48	4.60	4.72	4.84	4.96
17.50%	4.37	4.48	4.60	4.71	4.82
18.75%	4.26	4.37	4.48	4.59	4.69
20.00%	4.16	4.26	4.36	4.47	4.57

15% Discount to Projections

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$4.26	$4.36	$4.47	$4.58	$4.69
16.25%	4.15	4.25	4.36	4.46	4.56
17.50%	4.05	4.15	4.24	4.34	4.44
18.75%	3.96	4.05	4.14	4.23	4.32
20.00%	3.87	3.96	4.04	4.13	4.21

20% Discount to Projections

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$3.77	$3.86	$3.95	$4.04	$4.13
16.25%	3.69	3.77	3.86	3.94	4.02
17.50%	3.61	3.69	3.77	3.85	3.93
18.75%	3.54	3.61	3.69	3.76	3.84
20.00%	3.47	3.54	3.61	3.68	3.75

25% Discount to Projections

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$3.35	$3.42	$3.49	$3.56	$3.63
16.25%	3.28	3.35	3.41	3.48	3.55
17.50%	3.22	3.29	3.35	3.41	3.47
18.75%	3.16	3.22	3.28	3.34	3.40
20.00%	3.11	3.17	3.22	3.28	3.33

Confidential – September 17, 2003

DISCOUNTED CASH FLOW ANALYSIS

Weighted Average Cost of Capital

		Mustang	ATN	DFS	FUSA	JAKK	MSO	MVL	RL	RCRC	TOPP
	Symbol	Value
Inputs:
Risk-free Interest Rate (LT-treasury rate)(1)	Rf	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%
Market Risk Premium(2)	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Market Cap Risk Premium(3)	Rp	3.5%	0.0%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Unlevered Asset Beta of Comparables(4)	Ba	0.90	0.86	0.90	0.89	0.91	0.86	0.91	0.89	0.89	0.88
Comparables Tax Rate	t	35.8%	36.2%	36.4%	35.9%	37.7%	36.5%	35.9%	36.3%	36.2%	36.5%
Weight of Equity of Measured Company	Wem	100.0%	92.8%	81.8%	96.7%	76.3%	100.0%	92.9%	91.8%	75.3%	100.0%
Weight of Debt of Measured Company	Wdm	0.0%	7.2%	18.2%	3.3%	23.7%	0.0%	7.1%	8.2%	24.7%	0.0%
Weight of Equity of Comparables(4)	We	88.9%	89.8%	91.1%	90.1%	91.8%	88.9%	89.7%	89.9%	91.9%	88.9%
Weight of Debt of Comparables(4)	Wd	11.1%	10.2%	8.9%	9.9%	8.2%	11.1%	10.3%	10.1%	8.1%	11.1%
Levered Equity Beta of Comparables (Ba*(1+(Wd/We*(1-t)))	Be	0.98	0.92	0.96	0.95	0.96	0.93	0.98	0.95	0.94	0.95

Cost of Equity:
Levered Equity Beta of Measured Company	Bem	0.77	1.19	0.91	0.62	0.91	1.12	0.75	0.97	1.06	0.93
Multiply: Market Risk Premium	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Industry Risk Premium		5.4%	8.3%	6.4%	4.3%	6.4%	7.8%	5.3%	6.8%	7.4%	6.5%
Plus: Risk-Free Interest Rate	Rf	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%
Plus: Micro-Cap Risk Premium	Rp	3.5%	0.0%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Cost of Equity (Rf+Rp+Bem*(Rm))	Ke	14.1%	13.5%	15.0%	13.0%	11.5%	13.0%	10.4%	12.0%	12.6%	11.7%

Pre-tax cost of debt(5)	Kd	0.0%	4.7%	2.9%	4.5%	4.6%	0.0%	11.9%	5.9%	3.6%	0.0%
Multiply:Tax Rate	t	41.5%	37.4%	36.0%	40.0%	24.0%	35.0%	40.0%	36.5%	38.0%	35.0%
Cost of Debt (Kd*(1-t))		0.0%	2.9%	1.9%	2.7%	3.5%	0.0%	7.1%	3.7%	2.2%	0.0%

Calculation WACC:
WACC ((Ke*Wem)+((Kd*(1-t))*Wdm))		14.1%	12.7%	12.6%	12.7%	9.6%	13.0%	10.2%	11.3%	10.0%	11.7%
Average WACC (Excluding Mustang)		11.5%

(1) Based on approximate 30-year Treasury rate.

(2) Long-horizon equity risk premium per Ibbotson Associates.

(3) Micro-cap equity size premium per Ibbotson Associates. Accounts for the greater risks associated with micro-cap stocks (defined by Ibbotson as having a market capitalization less than $314 million) relative to large capitalization stocks.

(4) Based on mean of comps and excludes comparables with less than 10,000 shares traded on average per day over the previous 3 months.

(5) Based on average cost of debt.

Confidential – September 17, 2003

COMPARABLE TRADING ANALYSIS

Confidential – September 17, 2003

COMPARABLE TRADING ANALYSIS

Overview(1)

•                  The Comparable Trading Analysis utilizes multiples derived from comparable publicly traded companies to develop a value for Mustang

•                  We included the following companies in the comparable universe:

•                  Action Performance Companies, Inc. (ATN)

•                  Department 56, Inc. (DFS)

•                  Fotoball USA, Inc. (FUSA)

•                  JAKK’s Pacific, Inc. (JAKK)

•                  Martha Stewart Living Omnimedia, Inc. (MSO)

•                  Marvel Enterprises, Inc. (MVC)

•                  Polo Ralph Lauren Corporation (RL)

•                  RC2 Corporation (RCRC)

•                  The Topps Company, Inc. (TOPP)

(1) Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

Confidential – September 17, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation

($ in Millions, except per share data)

Company	Stock Price 9/16/2003	% of 52 Week High	Equity Value ($mm)	Enterprise Value ($mm)	LTM Revenue ($mm)	Enterprise Value as a Multiple of:
						Revenue						EBITDA						Price/EPS
						LTM		2003E		2004E		LTM		2003E		2004E		LTM (1)		2003E (1)		2004E

Action Performance Companies, Inc.	$24.17	79.5%	$448.7	$426.2	$375.0	1.1	x	1.14	x	1.0	x	5.4	x	N/A	x	N/A	x	12.8	x	14.0	x	12.1	x
Department 56, Inc.	13.50	85.7%	179.7	218.3	204.8	1.1		1.2		N/A		N/A		4.9		N/A		6.3		8.1		N/A
Fotoball USA, Inc.	4.09	81.8%	16.1	12.9	35.4	0.4		N/A		N/A		20.2		N/A		N/A		NM		N/A		N/A
JAKKs Pacific, Inc.	12.69	76.3%	315.5	269.0	312.2	0.9		0.8		0.8		6.3		5.1		4.6		9.9		10.0		8.8
Martha Stewart Living Omnimedia, Inc.	9.27	73.3%	469.1	343.6	272.3	1.3		1.4		1.5		27.1		NM		NM		NM		NM		NM
Marvel Enterprises, Inc.	23.25	92.1%	2,020.8	2,148.4	348.2	6.2		7.4		6.3		14.0		16.2		14.3		NM		17.5		20.4
Polo Ralph Lauren Corporation	28.14	93.5%	2,958.2	2,985.9	2,450.1	1.2		1.2		1.0		8.0		8.1		6.4		15.3		15.8		11.9
RC2 Corporation	19.44	99.3%	356.1	456.3	236.8	1.9		1.4		1.3		9.1		6.8		5.7		14.2		11.1		9.3
The Topps Company, Inc.	9.50	95.3%	398.5	284.6	278.4	1.0		1.0		0.9		14.5		9.7		8.7		30.0		23.4		17.8
Mustang	$2.31	61.6%	$30.6	$10.1	$77.4	0.1	x	0.1	x	0.1	x	N/M	x	2.4	x	1.2	x	N/M	x	44.7	x	9.4	x

Multiple Analysis:
Mean	1.1	x	1.2	x	1.1	x	13.8	x	6.6	x	6.3	x	14.6	x	13.3	x	12.0	x
Median	1.1		1.2		1.0		11.8		5.9		5.7		12.8		11.1		10.7
High	1.9		1.4		1.5		27.1		9.7		8.7		30.0		23.4		17.8
Low	0.4		0.8		0.8		5.4		4.9		4.6		6.3		8.1		8.8

Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

(1) Mustang EPS excludes gain on sales of Company-owned stores, gain on disposition of fixed assets, and tax benefits from closure of subsidiary, net of 40% assumed tax rate where applicable.

Confidential – September 17, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation (cont'd.)

($ in Millions, except per share data)

	Revenue						EBITDA						Price/EPS
	LTM		2003E		2004E		LTM		2003E		2004E		LTM (1)		2003E (1)		2004E
Mustang Operating Results	$77.4		$75.1		$86.4		$(6.0)		$4.1		$8.3		$(0.36)		$0.05		$0.24

Applicable Multiples
Mean	1.1	x	1.2	x	1.1	x	13.8	x	6.6	x	6.3	x	14.6	x	13.3	x	12.0	x
Median	1.1	x	1.2	x	1.0	x	11.8	x	5.9	x	5.7	x	12.8	x	11.1	x	10.7	x

Corresponding Enterprise Values
Mean	$84.4		$86.9		$92.9		NM		$27.4		$52.6		NM		$(11.3)		$18.3
Median	82.5		87.4		85.5		NM		24.5		47.4		NM		(12.9)		14.2

Corresponding Equity Values
Mean	$104.9		$107.4		$113.4		NM		$47.8		$73.0		NM		$9.1		$38.8
Median	102.9		107.8		105.9		NM		45.0		67.8		NM		7.6		34.7

Corresponding Equity Values per Share
Mean	$7.73		$7.91		$8.34		NM		$3.60		$5.43		NM		$0.69		$2.93
Median	$7.59		$7.94		$7.80		NM		$3.39		$5.05		NM		$0.57		$2.62

(1) Mustang EPS excludes gain on sales of Company-owned stores, gain on disposition of fixed assets, and tax benefits from closure of subsidiary, net of 40% assumed tax rate where applicable.

Confidential – September 17, 2003

COMPARABLE TRANSACTION ANALYSIS

Confidential – September 17, 2003

COMPARABLE TRANSACTION ANALYSIS

Overview

•                  The Comparable Transaction Analysis utilizes multiples derived from comparable acquisitions to develop a value for Mustang

•                  We used the following criteria to identify comparable transactions:

•                  Brand awareness of target companies

•                  Companies engaging in manufacturing, marketing and selling proprietary, often copyrighted material

•                  Comparable acquisition targets include:

•                  Book publishers

•                  Video game developers

•                  Music publishers

Confidential – September 17, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation

($ in Millions)

Date	Target / Acquiror	Transaction Description	Transaction Value		Transaction Value / LTM
					Revenues		EBITDA		Net Income
Book Publishers
2/11/00	Taylor Publishing (Insilco Holding Co.)	Publishing business unit	$93.5		0.8	x(1)	5.9	x(1)	13.6	x(1)
	TP Acquisition Corp. (Castle Harlan Partners III, L.P.)
6/27/00	ComputerPREP, Inc. Prosoftraining.com	Computer training manuals and systems publisher	$30.1		2.0	x	NM		NM
9/22/00	Dover Publications, Inc.	Special-interests books publisher	$39.0		1.2	x	6.1	x	9.3	x
	Courier Corporation
8/15/01	Golden Books Family Entertainment, Inc.	Children’s books publisher	$154.4		1.1	x	NM		NM
	Random House, Inc. and Classic Media, Inc.
8/12/01	Hungry Minds, Inc. John Wiley & Sons, Inc.	Computer, business, and self-help books publisher	$171.6		0.8	x	15.6	x	NM
4/8/02	Klutz (Corus Entertainment Inc.)	Children’s books publisher	$42.8	(2)	1.1	x	NA		NA
	Scholastic Corporation
1/21/03	Sterling Publishing Co., Inc.	Publisher of how-to books	$122.6		3.1	x	NM		NM
	Barnes & Noble, Inc.
4/8/03	CRC Press group of companies Taylor & Francis Group plc	Publisher of professional reference books and journals	$95.0		1.8	x	9.5	x	22.5	x
Video Game Developers
12/21/01	Rainbow Multimedia Group, Inc.	Manufacturer of computer game content	$45.4		4.3	x	NM		27.2
	THQ Inc.
4/30/02	Shiny Entertainment, Inc.	Developer of computer software games	$49.9		8.6	x	NM		NM
	Infogrames, Inc.
Music Publishers
1/4/02	Word Entertainment (Gaylord Entertainment Co.)	Contemporary Christian music publishing business	$84.1		0.7	x	NA		NA
	WMGA LLC (Warner Music Group Inc.)
8/27/02	Acuff-Rose (Gaylord Entertainment Co.)	Music publishing catalog business unit	$157.0		10.3	x(1)	NA		NA
	Sony/ATV Music Publishing
Other
2/11/99	Fleer/Skybox International (Marvel Enterprises)	Sports and entertainment trading card business unit	$26.0	(3)	0.4	x	NM		NM
	Golden Cycle, LLC
Mean					2.8	x	9.3	x	18.1	x
Median					1.2	x	7.8	x	18.1	x

(1) Multiple based on annualized data of relevant available public information of target company.

(2) Additional payments of $31.3 million possible in 2004 and 2005 based upon certain revenue thresholds for Klutz.

(3) Assumes liabilities assumed by acquiror to be immaterial.

Confidential – September 17, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation(1)

($ in Millions, except per share data)

	Revenue 12/31/03E		EBITDA 12/31/03E		EPS 12/31/03E
Mustang Operating Results	$75.1		$4.1		$0.05

Applicable Multiples
Mean	2.8	x	9.3	x	18.1	x
Median	1.2	x	7.8	x	18.1	x

Corresponding Enterprise Values
Mean	$208.8		$38.3		(8.0)
Median	92.6		32.1		(8.1)

Corresponding Equity Values
Mean	$229.3		$58.7		12.4
Median	113.0		52.6		12.4

Corresponding Equity Values per Share
Mean	$16.46		$4.40		0.94
Median	$8.32		$3.95		0.93

(1) For comparable transaction analysis, we have applied the comparable transaction multiple for trailing twelve months results to forward projections of the Company due to the Company’s negative trailing twelve months EBITDA and net income.  Assuming that on average, the targets in the transaction comps had growing operating results, the transaction value as a multiple of their forward results would be less than that of their trailing twelve months results.  Therefore, applying a trailing multiple (which, assuming growing operating results, would be higher than a forward multiple) to forward results may produce higher values than would otherwise have resulted.

(2) Mustang EPS excludes gain on sales of Company-owned stores, gain on disposition of fixed assets, and tax benefits from closure of subsidiary, net of 40% assumed tax rate where applicable.

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Overview

•                  The purchase price premium analysis considers transactions with the following criteria:

•                  Completed transactions only

•                  Total transaction value greater than $25 million and less than $250 million

•                  Stock price 4 weeks prior to announcement greater than $1.00

•                  Final price per share greater than $1.00

•                  Announcement dates post July 1, 2001

•                  Completion dates between July 1, 2002 and present

•                  Spin-offs excluded

•                  Parameters considered are:

•                  Premium of final price per share to price 4 weeks prior to announcement date

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 – Present; Cash Only Transactions

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium
07/07/02	$139.9	Instrumentarium Corp	SpaceLabs Medical Inc	$13.00	$14.25	9.6%
07/08/02	$95.6	Boston Scientific Corp	BEI Medical Systems Co	$5.80	$6.84	17.9%
07/11/02	$41.2	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$8.94	$9.45	5.7%
07/17/02	$83.0	Plantation Petroleum Holdings	Maynard Oil Co	$19.50	$17.00	-12.8%
07/19/02	$26.3	iDine Rewards Network Inc	iDine Rewards Network Inc	$11.16	$10.62	-4.8%
07/22/02	$154.2	RBC Centura Banks Inc	Eagle Bancshares Inc, Tucker, GA	$15.45	$26.00	68.3%
07/22/02	$212.3	Novell Inc	SilverStream Software Inc	$4.90	$9.00	83.7%
07/23/02	$42.8	Intellimark Holdings Inc	Technisource Inc	$2.30	$4.00	73.9%
07/25/02	$71.1	Castle Harlan Inc	Morton’s Restaurant Group Inc	$12.98	$17.00	31.0%
07/26/02	$150.4	Investor Group	dick clark productions inc	$9.70	$14.50	49.5%
07/31/02	$75.8	Tier Technologies Inc	Official Payments Corp	$2.44	$3.00	23.0%
08/01/02	$58.8	Openwave Systems Inc	SignalSoft Corp	$1.17	$2.26	93.2%
08/05/02	$112.2	Lennar Corp	Fortress Group Inc	$3.05	$3.68	20.7%
08/22/02	$30.2	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	$15.18	$15.95	5.1%
08/23/02	$101.2	Liberty Broadband Interactive	Wink Communications Inc	$2.31	$3.00	29.9%
08/23/02	$80.5	Netro Corp	Netro Corp	$2.29	$3.50	52.8%
08/29/02	$75.4	UTStarcom Inc	UTStarcom Inc	$16.66	$12.57	-24.5%
08/30/02	$76.4	Energizer Holdings Inc	Energizer Holdings Inc	$26.97	$29.00	7.5%
08/31/02	$158.5	Banknorth Group Inc, ME	Bancorp Connecticut Inc	$22.50	$28.00	24.4%
09/09/02	$87.4	S&T Bancorp Inc, Indiana, PA	Peoples Financial Corp Inc	$37.00	$52.20	41.1%
09/09/02	$119.0	Four Seasons Health Care Ltd	Omega Worldwide Inc	$2.00	$3.32	66.0%
09/13/02	$100.0	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/02	$41.6	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/02	$133.0	NRT Inc	DeWolfe Cos Inc	$12.60	$19.00	50.8%
09/13/02	$44.1	Charming Shoppes Inc	Charming Shoppes Inc	$6.05	$6.95	14.9%
09/20/02	$64.1	Synopsys Inc	inSilicon Corp	$2.53	$4.05	60.1%
10/09/02	$53.0	Investor Group	CommScope Inc	$7.22	$5.20	-28.0%
10/11/02	$27.5	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	$14.59	$13.38	-8.3%
10/15/02	$33.6	Harland Finl Solutions Inc	Interlinq Software Corp	$2.00	$6.25	212.5%
10/16/02	$26.0	First Reserve Corp	Quanta Services Inc	$2.65	$3.00	13.2%
10/18/02	$47.2	Seaboard Corp	Seaboard Corp	$235.00	$203.26	-13.5%
10/21/02	$120.0	Dress Barn Inc	Dress Barn Inc	$14.63	$15.00	2.5%
10/22/02	$31.8	HS Morgan	Tab Products Co	$5.15	$5.85	13.6%
11/01/02	$178.7	Berkshire Hathaway Inc	CTB International Corp	$12.46	$12.75	2.3%
11/15/02	$77.1	Cornerstone Equity Investors	Vestcom International Inc	$3.50	$6.25	78.6%
11/20/02	$27.1	New Century Financial Corp	New Century Financial Corp	$28.90	$27.05	-6.4%
11/22/02	$26.6	Investor Group	Konover Property Trust Inc	$1.80	$2.10	16.7%
11/26/02	$29.6	Keynote Systems Inc	Keynote Systems Inc	$6.55	$8.00	22.1%
12/02/02	$85.0	DRS Technologies Inc	Paravant Inc	$3.71	$4.75	28.0%
12/11/02	$27.5	Ralcorp Holdings Inc	Ralcorp Holdings Inc	$20.47	$24.00	17.2%
12/13/02	$65.9	KeyCorp, Cleveland, Ohio	Union Bankshares Ltd, Denver, CO	$13.00	$22.63	74.1%
12/13/02	$95.8	Microsoft Corp	Vicinity Corp	$2.23	$3.33	49.3%
12/19/02	$115.2	Berwind Co LLC	Hunt Corp	$9.10	$12.50	37.4%
12/20/02	$104.7	SSA Global Technologies Inc	Infinium Software Inc	$4.63	$7.00	51.2%
12/31/02	$26.2	First Banks Inc, Clayton, MO	First Banks America Inc, TX	$40.09	$40.54	1.1%
01/01/03	$89.4	NSB Holding Corp	Liberty Bancorp, Avenel, NJ	$17.87	$26.50	48.3%
01/08/03	$247.9	King Pharmaceuticals Inc	Meridian Medical Technologies	$29.49	$44.50	50.9%
01/09/03	$40.8	Stericycle Inc	Scherer Healthcare Inc	$3.30	$8.57	159.7%
01/13/03	$39.2	First Indiana Corp, Indiana	MetroBanCorp, Indianapolis, IN	$9.34	$17.00	82.0%
01/21/03	$68.1	Investor Group	Prophet 21 Inc	$9.16	$16.30	77.9%
01/23/03	$35.4	ProAssurance Corp	Meemic Holdings Inc	$21.31	$29.00	36.1%
01/24/03	$43.0	Northwest Bancorp, Warren, PA	Leeds Federal Bankshares Inc	$16.35	$32.00	95.7%
01/29/03	$149.8	RBC Centura Banks Inc	Admiralty Bancorp Inc, FL	$21.00	$26.00	23.8%
02/05/03	$106.1	SHPS Inc	Ebenx Inc	$1.67	$4.85	190.4%
02/10/03	$103.8	Johnson & Johnson	OraPharma Inc	$4.83	$7.41	53.4%
02/28/03	$138.0	Samuel J Heyman	International Specialty Prods	$7.70	$10.30	33.8%
02/28/03	$29.8	Sterling Financial Corp, WA	Empire Federal Bancorp Inc, MO	$14.05	$19.25	37.0%
03/03/03	$117.3	Dun & Bradstreet Corp	Hoovers Inc	$5.14	$7.00	36.2%
03/03/03	$239.2	Synopsys Inc	Numerical Technologies Inc	$3.10	$7.00	125.8%
03/03/03	$61.5	Forrester Research Inc	Giga Information Group Inc	$1.55	$4.75	206.5%
03/06/03	$121.8	H Lundbeck A/S	Synaptic Pharmaceutical Corp	$4.01	$6.50	62.1%
03/10/03	$48.1	CONMED Corp	Bionx Implants Inc	$2.96	$4.35	47.0%
03/10/03	$54.8	Graco Inc	Graco Inc	$26.00	$24.89	-4.3%
03/17/03	$121.8	SunGard Data Systems Inc	HTE Inc	$4.85	$7.00	44.3%
03/18/03	$222.8	Investor Group	CoorsTek Inc	$13.95	$26.00	86.4%
03/18/03	$126.2	BayCorp Holdings Ltd	BayCorp Holdings Ltd	$14.73	$14.85	0.8%
03/19/03	$249.1	Yahoo! Inc	Inktomi Corp	$1.49	$1.65	10.7%
03/26/03	$161.4	Phillips Edison Ltd	Aegis Realty Inc	$10.70	$11.52	7.7%
03/28/03	$133.9	Johnson & Johnson	3-Dimensional Pharmaceuticals	$3.05	$5.74	88.2%
03/31/03	$53.5	GTG Acquisition Corp	Resonate Inc	$1.76	$1.94	10.2%
03/31/03	$243.1	Reuters Group PLC	Multex.com Inc	$4.66	$7.35	57.7%
04/08/03	$153.5	SunGard Data Systems Inc	Caminus Corp	$2.45	$9.00	267.3%
04/23/03	$39.2	Prometheus Assisted Living LLC	ARV Assisted Living Inc	$2.46	$3.90	58.5%
04/23/03	$94.5	TechTronic Industries Co Ltd	Royal Appliance Manufacturing	$4.47	$7.37	64.9%
05/05/03	$172.7	Computer Network Technology	INRANGE Technologies Corp	$1.88	$2.31	22.9%
05/23/03	$66.4	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$9.25	$9.97	7.8%
05/28/03	$105.4	Apogent Technologies Inc	Apogent Technologies Inc	$15.20	$17.50	15.1%
05/30/03	$142.5	Crane Co	Signal Technology Corp	$10.90	$13.25	21.6%
06/12/03	$111.9	California Investment Fund LLC	National Service Industries	$5.97	$10.00	67.5%
06/16/03	$51.4	Dendrite International Inc	SYNAVANT Inc	$1.64	$3.22	96.3%
06/30/03	$77.9	Psychiatric Solutions Inc	Ramsay Youth Services Inc	$4.01	$5.00	24.7%
07/01/03	$36.3	Alcan Inc	Baltek Corp	$9.02	$15.17	68.2%
07/03/03	$60.7	Investor Group	Lillian Vernon Corp	$4.21	$7.25	72.2%
07/10/03	$132.7	Wackenhut Corrections Corp	Wackenhut Corrections Corp	$10.27	$11.00	7.1%
07/16/03	$26.1	Amazing Savings Holding LLC	Odd Job Stores Inc	$3.15	$3.00	-4.8%
07/18/03	$64.6	CIVCO Holding Inc	Colorado MEDtech Inc	$2.76	$4.75	72.1%
07/18/03	$30.9	Capital Growth Partners LLC	United Park City Mines Co	$19.90	$21.00	5.5%
08/08/03	$30.5	Battery Ventures VI LP	Made2Manage Systems Inc	$4.15	$5.70	37.3%
08/15/03	$75.6	Investor Group	Packaged Ice Inc	$1.84	$3.62	96.7%
08/19/03	$28.0	Randeep Grewal	GREKA Energy Corp	$3.85	$6.25	62.3%
08/22/03	$187.3	ICN Pharmaceuticals Inc	Ribapharm Inc	$4.16	$6.25	50.2%
08/28/03	$30.5	Great Hill Partners LLC	IGN Entertainment Inc	$7.00	$12.00	71.4%
09/02/03	$127.9	Northwest Bancorp, Warren, PA	First Bell Bancorp Inc	$21.60	$26.25	21.5%

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 – Present; Cash and Stock Transactions

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium
07/03/02	$140.9	Schering AG	Collateral Therapeutics Inc	$4.25	$11.25	164.7%
07/07/02	$139.9	Instrumentarium Corp	SpaceLabs Medical Inc	$13.00	$14.25	9.6%
07/08/02	$95.6	Boston Scientific Corp	BEI Medical Systems Co	$5.80	$6.84	17.9%
07/11/02	$41.2	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$8.94	$9.45	5.7%
07/17/02	$83.0	Plantation Petroleum Holdings	Maynard Oil Co	$19.50	$17.00	-12.8%
07/19/02	$26.3	iDine Rewards Network Inc	iDine Rewards Network Inc	$11.16	$10.62	-4.8%
07/22/02	$154.2	RBC Centura Banks Inc	Eagle Bancshares Inc, Tucker, GA	$15.45	$26.00	68.3%
07/22/02	$212.3	Novell Inc	SilverStream Software Inc	$4.90	$9.00	83.7%
07/23/02	$42.8	Intellimark Holdings Inc	Technisource Inc	$2.30	$4.00	73.9%
07/25/02	$71.1	Castle Harlan Inc	Morton’s Restaurant Group Inc	$12.98	$17.00	31.0%
07/26/02	$150.4	Investor Group	dick clark productions inc	$9.70	$14.50	49.5%
07/26/02	$41.4	Banknorth Group Inc, ME	Ipswich Bancshares, Ipswich, MA	$13.35	$20.50	53.6%
07/31/02	$89.4	Synovus Financial Corp, GA	Community Financial Group, TN	$18.50	$26.00	40.5%
07/31/02	$78.7	MeriStar Hotels & Resorts Inc	Interstate Hotels Corp	$2.58	$5.57	115.9%
07/31/02	$75.8	Tier Technologies Inc	Official Payments Corp	$2.44	$3.00	23.0%
08/01/02	$58.8	Openwave Systems Inc	SignalSoft Corp	$1.17	$2.26	93.2%
08/05/02	$112.2	Lennar Corp	Fortress Group Inc	$3.05	$3.68	20.7%
08/21/02	$151.8	United National Bancorp, NJ	Vista Bancorp, Phillipsburg, NJ	$20.00	$28.36	41.8%
08/22/02	$143.3	BioMarin Pharmaceutical Inc	Glyko Biomedical Ltd	$7.00	$4.14	-40.9%
08/22/02	$30.2	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	$15.18	$15.95	5.1%
08/23/02	$101.2	Liberty Broadband Interactive	Wink Communications Inc	$2.31	$3.00	29.9%
08/23/02	$80.5	Netro Corp	Netro Corp	$2.29	$3.50	52.8%
08/29/02	$75.4	UTStarcom Inc	UTStarcom Inc	$16.66	$12.57	-24.5%
08/30/02	$118.1	South Finl Group, Greenville, SC	Gulf West Banks Inc	$11.25	$13.95	24.0%
08/30/02	$76.4	Energizer Holdings Inc	Energizer Holdings Inc	$26.97	$29.00	7.5%
08/31/02	$158.5	Banknorth Group Inc, ME	Bancorp Connecticut Inc	$22.50	$28.00	24.4%
09/06/02	$231.3	SmartForce PLC	SkillSoft Corp	$17.92	$12.67	-29.3%
09/09/02	$87.4	S&T Bancorp Inc, Indiana, PA	Peoples Financial Corp Inc	$37.00	$52.20	41.1%
09/09/02	$119.0	Four Seasons Health Care Ltd	Omega Worldwide Inc	$2.00	$3.32	66.0%
09/13/02	$229.5	Network Associates Inc	McAfee.com Corp	$16.25	$15.43	-5.0%
09/13/02	$100.0	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/02	$41.6	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/02	$133.0	NRT Inc	DeWolfe Cos Inc	$12.60	$19.00	50.8%
09/13/02	$44.1	Charming Shoppes Inc	Charming Shoppes Inc	$6.05	$6.95	14.9%
09/20/02	$64.1	Synopsys Inc	inSilicon Corp	$2.53	$4.05	60.1%
09/27/02	$180.5	Olin Corp	Chase Industries Inc	$11.80	$11.52	-2.4%
10/09/02	$53.0	Investor Group	CommScope Inc	$7.22	$5.20	-28.0%
10/11/02	$27.5	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	$14.59	$13.38	-8.3%
10/15/02	$33.6	Harland Finl Solutions Inc	Interlinq Software Corp	$2.00	$6.25	212.5%
10/16/02	$26.0	First Reserve Corp	Quanta Services Inc	$2.65	$3.00	13.2%
10/18/02	$47.2	Seaboard Corp	Seaboard Corp	$235.00	$203.26	-13.5%
10/21/02	$120.0	Dress Barn Inc	Dress Barn Inc	$14.63	$15.00	2.5%
10/22/02	$31.8	HS Morgan	Tab Products Co	$5.15	$5.85	13.6%
10/28/02	$56.4	JAKKS Pacific Inc	Toymax International Inc	$1.87	$4.50	140.6%
10/29/02	$111.5	SymmetriCom Inc	Datum Inc	$11.92	$16.84	41.3%
11/01/02	$178.7	Berkshire Hathaway Inc	CTB International Corp	$12.46	$12.75	2.3%
11/15/02	$77.1	Cornerstone Equity Investors	Vestcom International Inc	$3.50	$6.25	78.6%
11/18/02	$222.2	Umpqua Holdings Corp	Centennial Bancorp, Portland, OR	$7.40	$9.35	26.4%
11/20/02	$27.1	New Century Financial Corp	New Century Financial Corp	$28.90	$27.05	-6.4%
11/22/02	$26.6	Investor Group	Konover Property Trust Inc	$1.80	$2.10	16.7%
11/26/02	$29.6	Keynote Systems Inc	Keynote Systems Inc	$6.55	$8.00	22.1%
12/02/02	$85.0	DRS Technologies Inc	Paravant Inc	$3.71	$4.75	28.0%
12/11/02	$27.5	Ralcorp Holdings Inc	Ralcorp Holdings Inc	$20.47	$24.00	17.2%
12/13/02	$65.9	KeyCorp, Cleveland, Ohio	Union Bankshares Ltd, Denver, CO	$13.00	$22.63	74.1%
12/13/02	$95.8	Microsoft Corp	Vicinity Corp	$2.23	$3.33	49.3%
12/19/02	$115.2	Berwind Co LLC	Hunt Corp	$9.10	$12.50	37.4%
12/20/02	$39.4	Remec Inc	Spectrian Corp	$11.93	$3.44	-71.2%
12/20/02	$104.7	SSA Global Technologies Inc	Infinium Software Inc	$4.63	$7.00	51.2%
12/31/02	$125.6	Banknorth Group Inc, ME	Warren Bancorp Inc	$12.20	$15.75	29.1%
12/31/02	$26.2	First Banks Inc, Clayton, MO	First Banks America Inc, TX	$40.09	$40.54	1.1%
01/01/03	$89.4	NSB Holding Corp	Liberty Bancorp, Avenel, NJ	$17.87	$26.50	48.3%
01/03/03	$33.6	Midwest Banc Holdings Inc	Big Foot Financial Corp	$16.75	$21.27	27.0%
01/08/03	$247.9	King Pharmaceuticals Inc	Meridian Medical Technologies	$29.49	$44.50	50.9%
01/09/03	$40.8	Stericycle Inc	Scherer Healthcare Inc	$3.30	$8.57	159.7%
01/13/03	$39.2	First Indiana Corp, Indiana	MetroBanCorp, Indianapolis, IN	$9.34	$17.00	82.0%
01/21/03	$68.1	Investor Group	Prophet 21 Inc	$9.16	$16.30	77.9%
01/23/03	$35.4	ProAssurance Corp	Meemic Holdings Inc	$21.31	$29.00	36.1%
01/24/03	$43.0	Northwest Bancorp, Warren, PA	Leeds Federal Bankshares Inc	$16.35	$32.00	95.7%
01/29/03	$149.8	RBC Centura Banks Inc	Admiralty Bancorp Inc, FL	$21.00	$26.00	23.8%
01/31/03	$39.4	Angiotech Pharmaceuticals Inc	Cohesion Technologies Inc	$2.03	$4.05	99.5%
02/05/03	$106.1	SHPS Inc	Ebenx Inc	$1.67	$4.85	190.4%
02/07/03	$127.0	Valhi Inc	Tremont Corp	$29.80	$65.21	118.8%
02/10/03	$103.8	Johnson & Johnson	OraPharma Inc	$4.83	$7.41	53.4%
02/28/03	$138.0	Samuel J Heyman	International Specialty Prods	$7.70	$10.30	33.8%
02/28/03	$29.8	Sterling Financial Corp, WA	Empire Federal Bancorp Inc, MO	$14.05	$19.25	37.0%
02/28/03	$67.7	Iberiabank Corp	Acadiana Bancshares, Louisiana	$24.50	$39.38	60.7%
02/28/03	$247.4	Chittenden Corp, Burlington, VT	Granite State Bankshares, NH	$31.38	$46.00	46.6%
03/03/03	$117.3	Dun & Bradstreet Corp	Hoovers Inc	$5.14	$7.00	36.2%
03/03/03	$239.2	Synopsys Inc	Numerical Technologies Inc	$3.10	$7.00	125.8%
03/03/03	$61.5	Forrester Research Inc	Giga Information Group Inc	$1.55	$4.75	206.5%
03/06/03	$121.8	H Lundbeck A/S	Synaptic Pharmaceutical Corp	$4.01	$6.50	62.1%
03/10/03	$48.1	CONMED Corp	Bionx Implants Inc	$2.96	$4.35	47.0%

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 – Present; Cash and Stock Transactions (Cont'd)

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium
03/10/03	$54.8	Graco Inc	Graco Inc	$26.00	$24.89	-4.3%
03/14/03	$47.6	BB&T Corp, Winston-Salem, NC	Equitable Bank, Wheaton, MD	$26.50	$36.18	36.5%
03/17/03	$121.8	SunGard Data Systems Inc	HTE Inc	$4.85	$7.00	44.3%
03/18/03	$222.8	Investor Group	CoorsTek Inc	$13.95	$26.00	86.4%
03/18/03	$126.2	BayCorp Holdings Ltd	BayCorp Holdings Ltd	$14.73	$14.85	0.8%
03/19/03	$249.1	Yahoo! Inc	Inktomi Corp	$1.49	$1.65	10.7%
03/25/03	$45.4	Plug Power Inc	H Power Corp	$2.90	$4.20	44.8%
03/26/03	$131.4	Fidelity Natl Finl Inc	ANFI Inc	$11.81	$14.71	24.6%
03/26/03	$105.7	K2 Inc	Rawlings Sporting Goods Co	$5.50	$9.00	63.6%
03/26/03	$161.4	Phillips Edison Ltd	Aegis Realty Inc	$10.70	$11.52	7.7%
03/28/03	$133.9	Johnson & Johnson	3-Dimensional Pharmaceuticals	$3.05	$5.74	88.2%
03/31/03	$53.5	GTG Acquisition Corp	Resonate Inc	$1.76	$1.94	10.2%
03/31/03	$243.1	Reuters Group PLC	Multex.com Inc	$4.66	$7.35	57.7%
04/07/03	$41.0	Krispy Kreme Doughnuts Inc	Montana Mills Bread Co Inc	$4.65	$5.06	8.8%
04/08/03	$153.5	SunGard Data Systems Inc	Caminus Corp	$2.45	$9.00	267.3%
04/23/03	$39.2	Prometheus Assisted Living LLC	ARV Assisted Living Inc	$2.46	$3.90	58.5%
04/23/03	$94.5	TechTronic Industries Co Ltd	Royal Appliance Manufacturing	$4.47	$7.37	64.9%
04/30/03	$79.1	Sky Financial Group Inc, OH	Metropolitan Financial Corp, OH	$2.99	$4.89	63.5%
05/05/03	$172.7	Computer Network Technology	INRANGE Technologies Corp	$1.88	$2.31	22.9%
05/23/03	$66.4	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$9.25	$9.97	7.8%
05/28/03	$130.8	Cornerstone Realty Income Tr	Merry Land Properties Inc	$9.56	$13.36	39.7%
05/28/03	$105.4	Apogent Technologies Inc	Apogent Technologies Inc	$15.20	$17.50	15.1%
05/30/03	$142.5	Crane Co	Signal Technology Corp	$10.90	$13.25	21.6%
05/31/03	$128.8	Seacoast Financial Services	Bay State Bancorp	$24.55	$27.00	10.0%
06/12/03	$111.9	California Investment Fund LLC	National Service Industries	$5.97	$10.00	67.5%
06/16/03	$51.4	Dendrite International Inc	SYNAVANT Inc	$1.64	$3.22	96.3%
06/19/03	$88.9	Perry Ellis International Inc	Salant Corp	$4.00	$9.48	137.0%
06/25/03	$27.9	CIBER Inc	AlphaNet Solutions Inc	$1.35	$4.05	200.0%
06/30/03	$77.9	Psychiatric Solutions Inc	Ramsay Youth Services Inc	$4.01	$5.00	24.7%
07/01/03	$95.4	OpenTV Corp	ACTV Inc	$1.18	$1.65	39.8%
07/01/03	$36.3	Alcan Inc	Baltek Corp	$9.02	$15.17	68.2%
07/02/03	$104.6	Bruker Daltonics Inc	Bruker AXS Inc	$1.45	$1.86	28.3%
07/03/03	$60.7	Investor Group	Lillian Vernon Corp	$4.21	$7.25	72.2%
07/10/03	$132.7	Wackenhut Corrections Corp	Wackenhut Corrections Corp	$10.27	$11.00	7.1%
07/16/03	$26.1	Amazing Savings Holding LLC	Odd Job Stores Inc	$3.15	$3.00	-4.8%
07/18/03	$64.6	CIVCO Holding Inc	Colorado MEDtech Inc	$2.76	$4.75	72.1%
07/18/03	$30.9	Capital Growth Partners LLC	United Park City Mines Co	$19.90	$21.00	5.5%
07/22/03	$98.9	MAF Bancorp, Clarendon Hills, IL	Fidelity Bancorp Inc, IL	$26.23	$31.00	18.2%
08/01/03	$94.5	Fulton Finl Corp, Lancaster, PA	Premier Bancorp Inc	$14.48	$24.98	72.5%
08/04/03	$189.1	Gart Sports Co	Sports Authority Inc	$7.51	$5.46	-27.3%
08/08/03	$30.5	Battery Ventures VI LP	Made2Manage Systems Inc	$4.15	$5.70	37.3%
08/12/03	$166.3	ScanSoft Inc	SpeechWorks International Inc	$2.53	$4.78	88.9%
08/15/03	$75.6	Investor Group	Packaged Ice Inc	$1.84	$3.62	96.7%
08/18/03	$50.2	FNB Corp, Christianburg, VA	Bedford Bancshares, Bedford, VA	$17.75	$23.81	34.1%
08/19/03	$28.0	Randeep Grewal	GREKA Energy Corp	$3.85	$6.25	62.3%
08/22/03	$187.3	ICN Pharmaceuticals Inc	Ribapharm Inc	$4.16	$6.25	50.2%
08/28/03	$30.5	Great Hill Partners LLC	IGN Entertainment Inc	$7.00	$12.00	71.4%
09/02/03	$127.9	Northwest Bancorp, Warren, PA	First Bell Bancorp Inc	$21.60	$26.25	21.5%

CASH ONLY TRANSACTIONS

Mean	46.2%
Median	36.2%
High	267.3%
Low	-28.0%

STOCK AND CASH TRANSACTIONS

Mean	46.6%
Median	37.2%
High	267.3%
Low	-71.2%

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Summary of Comparable Purchase Price Premium Valuation(1)

($ in Millions, except per share data)

	Cash Only Transactions	Stock and Cash Transactions
	Premium of Final Price to Price 4 Weeks Prior to Announcement	Premium of Final Price to Price 4 Weeks Prior to Announcement
Mustang Current Share Price	$2.31	$2.31

Applicable Premiums
Mean	46.2%	46.6%
Median	36.2%	37.2%

Corresponding Enterprise Values
Mean	$24.3	$24.4
Median	21.2	21.5

Corresponding Equity Values
Mean	$44.7	$44.9
Median	41.6	41.9

Corresponding Equity Values per Share
Mean	$3.38	$3.39
Median	$3.15	$3.17

(1) Source: All transactions and transaction data per SDC Platinum.

Confidential – September 17, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Purchase Price Premium Comparison

($ in Millions, except per share data)

	Current Price
	Offer Price per Share
Share Price	$2.31	$3.50	$3.60	$3.70	$3.80	$3.90	$4.00	$4.10	$4.20
Premium	0.0%	51.5%	55.8%	60.2%	64.5%	68.8%	73.2%	77.5%	81.8%

	Ranking
Cash Only		65.0%	67.0%	70.0%	72.0%	77.0%	81.0%	83.0%	85.0%

	Ranking
Stock and Cash		65.0%	67.0%	69.0%	73.0%	77.0%	80.0%	82.0%	83.0%